                                                                   Exhibit 10.1


================================================================================



                       AMENDED AND RESTATED LOAN AGREEMENT

                            DATED AS OF APRIL 7, 2000

                                      AMONG

                               JABIL CIRCUIT, INC.

                                       AND

                         CERTAIN BORROWING SUBSIDIARIES,

                             THE BANKS NAMED THEREIN

                                       AND

                                  BANK ONE, NA
                             AS ADMINISTRATIVE AGENT

                                  SUNTRUST BANK
                              AS SYNDICATION AGENT



================================================================================



                         BANC ONE CAPITAL MARKETS, INC.
                                   AS ARRANGER

                                TABLE OF CONTENTS


ARTICLE                                                                                                        PAGE
-------                                                                                                        ----
I.       DEFINITIONS..............................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Other Definitions; Rules of Construction.......................................................14

II.      THE COMMITMENTS AND THE ADVANCES........................................................................14
         2.1      Commitments of the Bank........................................................................14
         2.2      Termination and Reduction of Commitments.......................................................16
         2.3      Fees...........................................................................................16
         2.4      Disbursement of Advances.......................................................................17
         2.5      Conditions for First Disbursement..............................................................19
         2.6      Further Conditions for Disbursement............................................................20
         2.7      Subsequent Elections as to Borrowings..........................................................21
         2.8      Limitation of Requests and Elections...........................................................21
         2.9      Minimum Amounts; Limitation on Number of Borrowings............................................21
         2.10     Security and Collateral........................................................................22

III.     PAYMENTS AND PREPAYMENTS................................................................................22
         3.1      Principal Payments.............................................................................22
         3.2      Interest Payments..............................................................................23
         3.3      Letter of Credit Reimbursement Payments........................................................23
         3.4      Payment Method.................................................................................25
         3.5      No Setoff or Deduction.........................................................................26
         3.6      Payment on Non-Business Day; Payment Computations..............................................28
         3.7      Additional Costs...............................................................................28
         3.8      Illegality and Impossibility...................................................................29
         3.9      Indemnification................................................................................29
         3.10     Right of Banks to Fund Through Other Offices...................................................30

IV.      REPRESENTATIONS AND WARRANTIES..........................................................................30
         4.1      Corporate Existence and Power..................................................................30
         4.2      Corporate Authority............................................................................30
         4.3      Binding Effect.................................................................................30
         4.4      Subsidiaries...................................................................................31
         4.5      Litigation.....................................................................................31
         4.6      Financial Condition............................................................................31
         4.7      Use of Loans...................................................................................31
         4.8      Consents, Etc..................................................................................31
         4.9      Taxes..........................................................................................32
         4.10     Title to Properties............................................................................32
         4.11     ERISA    ......................................................................................32
         4.12     Disclosure.....................................................................................32
         4.13     Environmental and Safety Matters...............................................................33
         4.14     No Material Adverse Change.....................................................................33
         4.15     No Default.....................................................................................33
         4.16     No Burdensome Restrictions.....................................................................33


ARTICLE                                                                                                        PAGE
-------                                                                                                        ----
V.       COVENANTS...............................................................................................34
         5.1      Affirmative Covenants..........................................................................34
                  (a)      Preservation of Corporate Existence, Etc..............................................34
                  (b)      Compliance with Laws, Etc.............................................................34
                  (c)      Maintenance of Properties; Insurance..................................................34
                  (d)      Reporting Requirements................................................................34
                  (e)      Accounting; Access to Records, Books, Etc.............................................36
                  (f)      Stamp Taxes...........................................................................36
                  (g)      Additional Security and Collateral....................................................36
                  (h)      Further Assurances....................................................................37
         5.2      Negative Covenants.............................................................................37
                  (a)      Fixed Charge Coverage Ratio...........................................................37
                  (b)      Net Worth.............................................................................37
                  (c)      Funded Indebtedness to Total Capitalization...........................................37
                  (d)      Indebtedness..........................................................................37
                  (e)      Liens.................................................................................38
                  (f)      Merger; Acquisitions; Etc.............................................................39
                  (g)      Disposition of Assets; Etc............................................................40
                  (h)      Nature of Business....................................................................40
                  (i)      Investments, Loans and Advances.......................................................40
                  (j)      Transactions with Affiliates..........................................................41
                  (k)      Sale and Leaseback Transactions.......................................................41
                  (l)      Negative Pledge Limitation............................................................41
                  (m)      Inconsistent Agreements...............................................................41
                  (n)      Accounting Changes....................................................................41
                  (o)      Additional Covenants..................................................................41
                  (p)      Foreign Subsidiaries..................................................................42
                  (q)      Dividends and Other Restricted Payments...............................................42
                  (r)      Permitted OEM Divestiture Purchases...................................................42

VI.      DEFAULT.................................................................................................42
         6.1      Events of Default..............................................................................42
         6.2      Remedies.......................................................................................44
         6.3      Distribution of Proceeds of Collateral.........................................................45
         6.4      Letter of Credit Liabilities...................................................................46

VII.     THE AGENT AND THE BANKS.................................................................................47
         7.1      Appointment and Authorization..................................................................47
         7.2      Agent and Affiliates...........................................................................47
         7.3      Scope of Agent's Duties........................................................................47
         7.4      Reliance by Agent..............................................................................47
         7.5      Default........................................................................................48
         7.6      Liability of Agent.............................................................................48
         7.7      Nonreliance on Agent and Other Banks...........................................................48
         7.8      Indemnification................................................................................48
         7.9      Resignation of Agent...........................................................................49
         7.10     Sharing of Payments............................................................................49


ARTICLE                                                                                                        PAGE
-------                                                                                                        ----
VIII.    GUARANTY................................................................................................50
         8.1      Guarantee of Obligations.......................................................................50
         8.2      Waivers and Other Agreements...................................................................50
         8.3      Nature of Guaranty.............................................................................51
         8.4      Obligations Absolute...........................................................................51
         8.5      No Investigation by Banks or Agent.............................................................51
         8.6      Indemnity......................................................................................52
         8.7      Subordination, Subrogation, Etc................................................................52
         8.8      Waiver.........................................................................................52
         8.9      Joint and Several Obligations; Contribution Rights.............................................52

IX.      MISCELLANEOUS...........................................................................................54
         9.1      Amendments, Etc................................................................................54
         9.2      Notices........................................................................................54
         9.3      No Waiver By Conduct; Remedies Cumulative......................................................55
         9.4      Reliance on and Survival of Various Provisions.................................................55
         9.5      Expenses.......................................................................................55
         9.6      Successors and Assigns; Additional Banks.......................................................58
         9.7      Counterparts...................................................................................60
         9.8      Governing Law; Consent to Jurisdiction.........................................................61
         9.9      Table of Contents and Headings.................................................................61
         9.10     Construction of Certain Provisions.............................................................61
         9.11     Integration and Severability...................................................................61
         9.12     Independence of Covenants......................................................................61
         9.13     Interest Rate Limitation.......................................................................61
         9.14     Joint and Several Obligations; Contribution Rights; Savings Clause.............................62
         9.15     Waivers, Etc...................................................................................64
         9.16     Relationship of this Agreement to the Prior Loan Agreement.....................................64
         9.17     Waiver of Jury Trial...........................................................................64

EXHIBITS
--------

Exhibit A                                New Borrowing Subsidiary Designation
Exhibit B                                [Intentionally Omitted]
Exhibit C                                Revolving Credit Note
Exhibit D                                Swing Line Note
Exhibit E                                Request for Advance
Exhibits F-1 and F-2                     Opinions of Counsel
Exhibit G                                Request for Conversion
Exhibit H                                Assignment and Acceptance
Exhibit I                                Assumption Agreement


SCHEDULES
---------

Schedule 1.1                             Borrowing Subsidiaries
Schedule 4.4                             Subsidiaries
Schedule 4.5                             Litigation
Schedule 4.13                            Environmental and Safety Matters
Schedule 5.2(d) and (e)                  Indebtedness and Liens
Schedule 5.2(i)                          Investments, Loans and Advances

         THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of April 7, 2000 (as amended or modified from time to time, this "Agreement"), is by and among JABIL CIRCUIT, INC., a Delaware corporation (the "Company"), JABIL CIRCUIT LIMITED, a corporation organized and existing under the laws of Scotland ("Jabil Limited"), and each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (the Company and the Borrowing Subsidiaries, including Jabil Limited, may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), and the Banks party hereto from time to time (collectively, the "Banks" and individually, a "Bank") and BANK ONE, NA, a national banking association, formerly known as The First National Bank of Chicago, as administrative agent for the Banks (in such capacity, the "Agent").


                                  INTRODUCTION

         A. The Borrowers, certain banks and Bank One, NA, as agent for such banks, entered into an Amended and Restated Loan Agreement dated as of August 3, 1998 (as amended prior to the date hereof, the "Prior Loan Agreement"), in which such banks agreed to make loans and other credit available to the Borrowers (the "Prior Credit Facility").

         B. The parties hereto wish to continue the existing credit relationship between them by amending and restating the Prior Loan Agreement rather than entering into a new and unrelated loan agreement.

         C. The Borrowers, the Banks and the Agent desire to restructure the Prior Credit Facility so as to (i) extend the term of the Prior Credit Facility, (ii) increase the aggregate commitments thereunder to the Aggregate Commitment and (iii) amend various other provisions in the Prior Loan Agreement.

         D. Pursuant to the terms of this Agreement, the Borrowers desire to obtain a revolving credit facility, including letters of credit and bank guarantees, in the aggregate principal amount of $500,000,000, in order to refinance certain existing indebtedness, including indebtedness under the Prior Loan Agreement, and provide funds for their general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Prior Loan Agreement shall be amended and restated as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Certain Definitions As used herein the following terms shall have the following respective meanings:

                  "Advance" shall mean any Loan and any Letter of Credit
Advance.

                  "Affiliate" when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and

"under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregate Commitment" means the aggregate of the Commitments of all of the Banks, as reduced or modified from time to time pursuant to the terms hereof, which Aggregate Commitment shall initially be $500,000,000 as of the Effective Date.

                  "Applicable Administrative Office" shall be the principal office of the Agent in Chicago, Illinois.

                  "Applicable Rate" shall mean with respect to any Eurocurrency Rate Loan, commitment fee, usage fee, or S/L/C fee, as the case may be, the applicable percentage set forth in the applicable table below as adjusted on the first Business Day of the calendar month after the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d)(ii) and (iii) are delivered to the Banks and shall remain in effect until the next change to be effected pursuant to this definition, provided, that (a) if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the Applicable Rate shall be as set forth in Level IV, and (b) if any Event of Default has occurred and is continuing, the Applicable Rate shall be as set forth in Level IV:

                                 APPLICABLE RATE


-------------------------------------------------------------------------------
 Level           Total          Eurocurrency     Commitment Fee    Usage Fee
            Indebtedness to   Rate Loan/ S/L/C
                 Total               Fee
            Capitalization
===============================================================================
  I.       Equal to or less         1.125%            0.25%         0.125%
           than 0.20:1.0
-------------------------------------------------------------------------------
 II.       Greater than             1.375%            0.30%         0.125%
           0.20:1.0 but
           less than or
           equal to 0.30:1.0
-------------------------------------------------------------------------------
III.       Greater than             1.625%            0.35%         0.125%
           0.30:1.0 but
           less than or
           equal to 0.40:1.0
-------------------------------------------------------------------------------
 IV.       Greater than             1.875%           0.375%         0.125%
           0.40:1.0
-------------------------------------------------------------------------------

                  "Applicable Senior Debt Securities" shall mean each series of Senior Debt Securities designated pursuant to Section 3.1 of the Senior Indenture as secured pursuant to Article 16 of the Senior Indenture, ranking pari passu with the Bank Obligations, including with respect to the collateral pledged to secure the Bank Obligations.

                  "Bank Guarantee" shall mean each guarantee and any other similar instrument having an analogous effect, issued by the Issuing Bank hereunder for the benefit of a Borrower for the purpose of guaranteeing obligations of such Borrower.

                  "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers or the Guarantors to the Agent or any Bank pursuant to the Loan Documents.

                  "Bank One" shall mean Bank One, NA (Main office Chicago), a national banking association, in its individual capacity, and its successors.

                  "Borrowing" shall mean the aggregation of Advances made to any Borrower, or continuations and conversions of such Advances, made pursuant to
Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans or a "Eurocurrency Rate Borrowing" if such Loans are Eurocurrency Rate Loans.

                  "Borrowing Subsidiary" shall mean each of the Subsidiaries of the Company set forth on Schedule 1.1 on the Effective Date together with any other Subsidiary of the Company upon request by the Company to the Agent for designation of such Subsidiary as a "Borrowing Subsidiary" hereunder, so long as
(a) all of the Banks approve, in their sole and absolute discretion, the designation of such Subsidiary as a "Borrowing Subsidiary", (b) each of the Guarantors guarantees the obligations of such new Borrowing Subsidiary pursuant to the terms of the Guaranty, (c) such new Borrowing Subsidiary delivers Notes executed in favor of each Bank, all documents and items referred to in Section
2.5 and Security Documents granting a security interest in certain assets pursuant to Section 2.10, all in form and substance satisfactory to the Banks, and (d) the Company and such new Borrowing Subsidiary execute an agreement in the form of Exhibit A hereto.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or banks located in Chicago are authorized or required to close, and (b) if such reference relates to any Eurocurrency Rate Loan, banks are not generally open to the public for carrying on substantially all of their banking functions in London, England.

                  "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period.

                  "Capital Lease" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is capitalized on the books of such person.

                  "Capital Stock" shall mean (i) in the case of any corporation, all capital stock (whether common, preferred or any other type) and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                  "Collateral Agent" shall mean Bank One.

                  "C/L/C" shall mean any commercial letter of credit issued by the Issuing Bank hereunder.

                  "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans and to participate in Letter of Credit Advances made through the Issuing Bank pursuant to Section 2.1(a) and
(b), in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

                  "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "Contractual Obligation" shall mean, as to any person, any material provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                  "Default" shall mean any of the events or conditions described in Section 6.1 which might become an Event of Default with notice or lapse of time or both.

                  "Defaulting Bank" means any Bank that fails to make available to the Agent such Bank's Loans required to be made hereunder or shall not have made a payment required to be made to the Agent hereunder. Once a Bank becomes a Defaulting Bank, such Bank shall continue as a Defaulting Bank until such time as such Defaulting Bank makes available to the Agent, the amount of such Defaulting Bank's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

                  "Dollars" and "$" shall mean the lawful money of the United States of America.

                  "Domestic Borrower" shall mean any Borrower incorporated or formed in any State of the United States of America or any political subdivision of any such State.

                  "Domestic Subsidiary" shall mean any Subsidiary of any Borrower incorporated or formed in any State of the United States or any political subdivision of any such State.

                  "EBIT" shall mean, with respect to any person, for any period, the sum of (a) Net Income or loss plus (b) all amounts deducted in determining such Net Income or loss on account of (i) all consolidated interest expense and
(ii) taxes based on or measured by income, all as determined in accordance with Generally Accepted Accounting Principles.

                  "EBITDA" shall mean, with respect to any person, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, depreciation and positive amortization expense, all as determined in accordance with Generally Accepted Accounting Principles.

                  "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                  "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to any Borrower or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code.

                  "Eurocurrency Rate" applicable to any Eurocurrency Interest Period means, the per annum rate that is equal to the sum of:

                  (a)      the Applicable Rate, plus

                  (b) the rate per annum obtained by dividing (i) the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurocurrency Rate for the relevant Eurocurrency Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Eurocurrency Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Rate Loan and having a maturity equal to such Eurocurrency Interest Period, by
(ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves, that is specified on the first day of such Eurocurrency Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) or the relevant fiscal or monetary authority for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%); which Eurocurrency Rate shall change simultaneously with any change in the Applicable Rate.

                  "Eurocurrency Business Day" shall mean, with respect to any Eurocurrency Rate Loan, a day which is both a Business Day and a day on which dealings in deposits in Dollars are carried out in the London interbank market.

                  "Eurocurrency Interest Period" shall mean, with respect to any Eurocurrency Rate Loan, the period commencing on the day such Eurocurrency Rate Loan is made, converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurocurrency Interest Period and ending on the date one, two, three or six months thereafter, as a Borrower may elect under Section
2.4 or 2.7, provided, however, that (a) any Eurocurrency Interest Period which commences on the last Eurocurrency Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurocurrency Business Day of the appropriate subsequent calendar month, (b) each Eurocurrency Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day or, if such next succeeding Eurocurrency Business Day falls in the next succeeding calendar month, on the next preceding Eurocurrency Business Day, and (c) no Eurocurrency Interest Period shall be permitted which would end after the Termination Date.

                  "Eurocurrency Rate Loan" shall mean any Loan which bears interest at the Eurocurrency Rate.

                  "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                  "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Federal Reserve Bank of New York from time to time as the opening federal funds rate; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

                  "Fixed Charge Coverage Ratio" of any person shall mean, as of any date, the ratio of (a) Consolidated EBITDA as calculated for the four most recently ended consecutive fiscal quarters of the

Company plus all payments relating to operating leases of such person during such period to (b) all consolidated interest expense during such period for such person, plus all payments relating to operating leases of such person during such period.

                  "Floating Rate" shall mean, as of any date, the per annum rate equal to the greater of (i) the Prime Rate in effect from time to time, or (ii) the sum of the Federal Funds Rate in effect from time to time plus one-half of one percent (1/2 of 1%) per annum; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

                  "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

                  "Foreign Borrower" shall mean any Borrower incorporated or formed in any jurisdiction other than any State of the United States of America or any political subdivision of any such State.

                  "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America or any political subdivision of any such State.

                  "Funded Indebtedness" of any person shall mean, as of any date, all Indebtedness of such person for borrowed money, including without limitation, all obligations under any Capital Lease, all reimbursement obligations in respect of letters of credit, surety bonds or similar obligations whether or not drafts or other claims have been presented with respect thereto, and all Indebtedness under any agreement entered into as part of a Permitted Receivables Transaction.

                  "Generally Accepted Accounting Principles" shall mean Generally Accepted Accounting Principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                  "Guarantor" shall mean each Domestic Borrower and each Domestic Subsidiary of any Borrower and each person becoming a Domestic Borrower or Domestic Subsidiary of any Borrower, or otherwise entering into a Guaranty from time to time.

                  "Guaranty" shall mean the guaranty entered into by each Guarantor for the benefit of the Agent and the Banks pursuant to Article VIII of this Agreement and any other guaranties entered into by a Guarantor pursuant to
Section 5.1(g), as amended or modified from time to time.

                  "Hazardous Materials" shall mean any material or substance:
(1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act (42 USC ss.9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act (42 USC ss.6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically Hazardous Material under any Environmental Law.

                  "Indebtedness" of any person shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested, (iv) obligations as lessee under leases which have been in accordance with Generally Accepted Accounting Principles, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor,
(vii) all obligations of others similar in character to those described in clauses (i) through (iv) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person, (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA,
(ix) the aggregate principal amount of the financing provided to the Company and its Subsidiaries under any agreement entered into as part of a Permitted Receivables Transaction, and (x) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of May 30, 1996, among the Company, the Banks, the Agent, the Collateral Agent and the Note Purchasers, as such agreement may be amended, modified, supplemented or restated from time to time hereafter, including adding as a party the Senior Trustee on behalf of the holders of the Applicable Senior Debt Securities.

                  "Interest Payment Date" shall mean (a) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period with respect to such Eurocurrency Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each August, November, February and May occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                  "Interest Period" shall mean any Eurocurrency Interest Period.

                  "Issuing Bank" shall mean Bank One, together with its successors and assigns, and any other Bank hereafter designated as an "Issuing Bank" upon the prior written agreement of the Company, the Agent and such Bank.

                  "Jabil Limited" shall mean Jabil Circuit Limited, a corporation organized and existing under the laws of Scotland.

                  "Letter of Credit" shall mean a Bank Guarantee, S/L/C or C/L/C having a stated expiry date or a date by which any draft drawn thereunder must be presented not later than twelve months after the date of issuance, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, and not later than the fifth Business Day before the Termination Date, issued by the Issuing Bank on behalf of the Banks for the account of any Borrower under an application and related documentation acceptable to the Issuing Bank requiring, among other things, immediate reimbursement by such Borrower to the Issuing Bank in respect of all drafts or other demand for payment honored thereunder and all reasonable and customary expenses paid or incurred by the Issuing Bank relative thereto.

                  "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Bank acquires a pro rata participation (based on such Bank's Commitment) pursuant to
Section 2.4(d).

                  "Letter of Credit Documents" shall have the meaning set forth in Section 3.3(b).

                  "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

                  "Loan" shall mean any Revolving Credit Loan or any Swing Line Loan, as the context may require.

                  "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and any other agreement, instrument or document executed at any time in connection with this Agreement.

                  "Majority Banks" shall mean Banks holding not less than fifty-one percent (51%) of the Commitments (or fifty-one percent (51%) of the outstanding Advances if the Commitments have been terminated).

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Borrower to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Agent or the Banks under any Loan Document.

                  "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "Net Cash Proceeds" shall mean, in connection with any issuance or sale of any Capital Stock, the cash proceeds received from such issuance, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees and other costs and expenses actually incurred in connection therewith.

                  "Net Income" of any person shall mean, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) of such person for such period, all as determined in accordance with Generally Accepted Accounting Principles.

                  "Net Worth" of any person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, all as determined under Generally Accepted Accounting Principles.

                  "Notes" shall mean the Revolving Credit Notes and the Swing Line Notes; "Note" shall mean any Revolving Credit Note or any Swing Line Note.

                  "Note Purchase Agreement" shall mean the Note Purchase Agreement between the Company and the Note Purchasers dated as of May 30, 1996, as amended or modified from time to time.

                  "Note Purchasers" shall mean Connecticut General Life Insurance Company, Life Insurance Company of North America and Metropolitan Life Insurance Company.

                  "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurocurrency Rate Loans or Swing Line Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" shall mean Liens permitted by Section 5.2(e) hereof.

                  "Permitted OEM Divestiture Purchase" shall mean the acquisition by the Company or any of its Subsidiaries, in one or a series of transactions, of all or any substantial portion of a division, line of business or separate facility of an original equipment manufacturer, which acquisition would not be classified as an acquisition subject to Section 5.2(f), provided that (i) both before and after such acquisition, the Company is in compliance with all financial covenants hereunder, (ii) the assets being acquired relate to a line of business substantially similar to a line of business then engaged in by the Company or its Subsidiaries, (iii) such acquisition is on terms and conditions no less favorable to the purchaser than shall then be customary for acquisitions in the electronics or high technology industries, and (iv) the Agent, in the reasonable exercise of its discretion, shall have approved the terms and conditions of any such acquisition.

                  "Permitted Receivables Transactions" shall mean, collectively,
(i) if an SPC is created in connection therewith, the creation of the SPC to purchase accounts receivable generated by and owed to the Company or any Subsidiary, (ii) the entry by one or more Receivables Sellers into one or more receivables purchase agreements with Purchasers, pursuant to which each Purchaser will, from time to time, purchase from such Receivables Sellers undivided interests in the receivables described in clause (i), and (iii) the entry by such Receivables Sellers into such ancillary agreements, documents and instruments as are necessary or advisable in connection with such receivables purchase agreements, provided that (x) the outstanding principal amount of the financing provided by all Purchasers pursuant to all such receivables purchase agreements shall not exceed $250,000,000 in the aggregate at any time and (y) the primary structural terms of each such receivables purchase agreement, including without limitation, the amount of any recourse to the Company or any of its Subsidiaries for uncollectible receivables, shall be reasonably satisfactory to the Agent in each case.

                  "Person" or "person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                  "Pledge Agreement" shall mean the Pledge Agreement and Irrevocable Proxy dated as of May 30, 1996, given by the Company in favor of NBD Bank as Collateral Agent for the Lenders (as defined therein) as amended by the Amendment to Pledge Agreement and Irrevocable Proxy dated as of August 6, 1997, by and among the Company, the Lenders and The First National Bank of Chicago as Collateral Agent for the Lenders, and as may be further amended, modified, supplemented or restated from time to time, including by amendment to add the Senior Trustee on behalf of the holders from time to time of the Applicable Senior Debt Securities as a secured party.

                  "Prime Rate" shall mean the per annum rate announced by Bank One from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by Bank One to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

                  "Private Placement Debt" shall mean the Indebtedness evidenced by the Senior Notes.

                  "Private Placement Documents" shall mean the Note Purchase Agreement, the Senior Notes, together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as amended or modified from time to time and any other documents executed in exchange or replacement therefor.

                  "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "Purchaser" shall mean a purchaser of accounts receivable from one or more Receivables Sellers pursuant to a Permitted Receivables Transaction.

                  "Receivables Seller" shall mean any one of any SPC, the Company, or a Subsidiary which is the seller of receivables in a Permitted Receivables Transaction, and "Receivables Sellers" means all of such entities collectively.

                  "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

                  "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

                  "Revolving Credit Note" shall mean any promissory note of any Borrower evidencing the Revolving Credit Advances in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Revolving Credit Loan" shall mean any Borrowing under Section
2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

                  "Security Documents" shall mean, collectively, the Pledge Agreement, the Guaranties, the Intercreditor Agreement and all other related agreements and documents, including financing statements and similar documents delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

                  "Senior Debt Securities" shall mean senior debt securities from time to time issued under the Senior Indenture.

                  "Senior Indenture" shall mean the senior indenture to be entered into between the Company and The Bank of New York, as trustee, substantially in the form filed as an exhibit to the Company's registration statement on Form S-3 (File No. 333-91719), and any amendment or supplement thereto.

                  "Senior Notes" shall mean the 6.89% Senior Notes due May 30, 2004 issued pursuant to the Note Purchase Agreement.

                  "Senior Trustee" shall mean the trustee at any time acting as such under the Senior Indenture.

                  "Significant Foreign Subsidiary" shall mean Jabil Cayman LLC, a Cayman Islands limited liability company, Jabil Circuit de Mexico, S.A, de C.V., a Mexican corporation, and any other direct Foreign Subsidiary of the Company which holds shares of other Foreign Subsidiaries of the Company.

                  "Significant Subsidiary" shall mean (i) each Significant Foreign Subsidiary, and (ii) any one or more Domestic Subsidiaries which, if considered in the aggregate as a single Subsidiary would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act if 3% were substituted for 10% wherever it occurs in such Rule, provided that no Domestic Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Domestic Subsidiaries which are not by themselves Significant Subsidiaries or Guarantors would not constitute a Significant Subsidiary.

                  "S/L/C" shall mean any standby letter of credit issued by the Issuing Bank hereunder.

                  "SPC" shall mean any special purpose corporation or other legal entity created in connection with a Permitted Receivables Transaction and which performs the function of purchasing receivables from the Company and/or one or more Subsidiaries and selling them to a Purchaser.

                  "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Majority Banks.

                  "Subordinated Indenture" shall mean the subordinated indenture to be entered into between the Company and the trustee to be named therein, as trustee, substantially in the form filed as an exhibit to the Company's registration statement on Form S-3 (File No. 333-91719), and any amendment or supplement thereto.

                  "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

                  "Swing Line Bank" shall mean Bank One, together with its successors and assigns, and any other Bank hereafter designated as a "Swing Line Bank" upon the prior written agreement of the Company, the Agent and such Bank.

                  "Swing Line Facility" shall have the meaning specified in
Section 2.1(b).

                  "Swing Line Interest Period" shall mean, with respect to any Swing Line Loan, the period commencing on the day such Swing Line Loan is made and ending on the date agreed upon between the Borrower requesting such Loan and the Swing Line Bank at the time such Swing Line Loan is made, provided no Swing Line Interest Period which would end after the Termination Date shall be permitted.

                  "Swing Line Loan" shall mean any borrowing under Section 2.4 evidenced by a Swing Line Note and made pursuant to Section 2.1(b).

                  "Swing Line Note" means any promissory note of any Borrower payable to the order of the Swing Line Bank, in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Swing Line Rate" shall mean, with respect to any Swing Line Rate Loan, the rate per annum agreed upon between the Borrower requesting such Loan and the Swing Line Bank at the time such Swing Line Rate Loan is made.

                  "Termination Date" shall mean the earlier to occur of (a) April 6, 2003 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                  "Total Capitalization" of any person shall mean the sum of (a) Net Worth plus (b) Funded Indebtedness plus (c) deferred income taxes of such person.

                  "Total Indebtedness" of any person shall mean, as of any date, all Indebtedness of such person for borrowed money, including without limitation, all obligations under any Capital Lease and Subordinated Debt.

                  "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company", "Borrower", "Borrowers", "Borrowing Subsidiary", "Borrowing Subsidiaries", "Prior Credit Facility", Prior Loan Agreement" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Majority Banks wish to amend Article V for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Majority Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II.
                        THE COMMITMENTS AND THE ADVANCES

         2.1      Commitments of the Banks.

                  (a) Revolving Credit Advances. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). On the date of each Advance, the aggregate principal amount of all Advances, including the Advances to be made or requested on such date, shall not exceed the Aggregate Commitment.

                  (b) Swing Line Loan. (i) Any Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, in its sole discretion provided that the requirements of Section 2.6 are complied with by the Borrowers at the time of such request, make, Swing Line Loans to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any date the lesser of (A) $15,000,000 (the "Swing Line Facility") and (B) the aggregate of the unused portions of the Commitments of the Banks as of such date. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's pro rata share (based on such Bank's Commitment) of each Swing Line Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Bank, but no Bank's Commitment shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a)(i). Swing Line Loans shall bear interest at the Floating Rate or at the Swing Line Rate, as elected by the Borrower requesting such Loan pursuant to Section 2.4. Within the limits of the Swing Line Facility, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Loans, the Borrowers may borrow and reborrow under this Section 2.1(b)(i).

                           (ii)  The Swing Line Bank may at any time in its sole
and absolute discretion require that any Swing Line Loan be refunded by a Revolving Credit Loan which is a Floating Rate Loan, and upon written notice thereof by the Swing Line Bank to the Agent, the Banks and the Borrower for any such Swing Line Loan, such Borrower shall be deemed to have requested a Revolving Credit Loan for the account of such Borrower for any such Swing Line Loan bearing interest at the Floating Rate with an Interest Period of one month, as provided above, in an amount equal to the amount of any such Swing Line Loan, and such Revolving Credit Loan shall be made to refund such Swing Line Loan. Each Bank shall be absolutely and unconditionally obligated (except as set forth in Section 2.1(b)(i)) to fund its pro rata share (based on such Bank's Commitment) of such Revolving Credit Loan or, if applicable, purchase a participating interest in the Swing Line Loans pursuant to Section 2.1(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower or any of their respective Subsidiaries may have against the Agent, any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(b)(iii); (C) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries; (D) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                           (iii) If, for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(i)), Revolving Credit Loans may not be made by the Banks as described in Section 2.1(b)(ii), then (A) each Borrower agrees that each Swing Line Loan not paid pursuant to Section 2.1(b)(ii) shall bear interest, payable on demand by the Agent, at the Overdue Rate then applicable to Floating Rate Loans, and (B) effective on the date each such Revolving Credit Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in the Swing Line Loans by paying its participation percentage thereof. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrower of such Swing Line Loan severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of any Borrower, at the interest rate specified above and (y) in the case of such Bank, the Federal Funds Rate.

                  (c) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, (ii) the aggregate principal amount of all Revolving Credit Advances at any time outstanding to any Borrower shall not exceed the amount set forth next to the name of such Borrower set forth on Schedule 1.1, and (iii) the aggregate principal amount of Revolving Credit Advances and Swing Line Loans outstanding to the Borrowers shall not exceed the Aggregate

Commitment, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $20,000,000.

         2.2      Termination and Reduction of Commitments.

                  (a)      (i)   The Company shall have the right to terminate
or reduce the Aggregate Commitment at any time and from time to time at its option, provided that (A) the Company shall give five days' prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (B) each partial reduction of the Aggregate Commitment shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to the name of each such Bank, (C) no such termination or reduction shall be permitted with respect to any portion of the Aggregate Commitment as to which a request for a Borrowing pursuant to Section 2.4 is then pending and (D) the Aggregate Commitment may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding.

                  The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2(a), whether optional or mandatory, may not be reinstated. The Borrowers shall immediately prepay the Loans to the extent they exceed the reduced Aggregate Commitment pursuant hereto, and any reduction hereunder shall reduce the Commitment amount of each Bank proportionately in accordance with the respective Commitment amounts for each such Bank set forth on the signature pages hereof next to the name of each such Bank.

                  (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed by a Revolving Credit Loan as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid. Upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrower.

         2.3      Fees.

                  (a)    (i)   The Company agrees to pay to the Banks a
commitment fee on the daily average unused amount of the Aggregate Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Rate.

                         (ii)  During any calendar quarter during the period
from the Effective Date to but excluding the Termination Date when the aggregate daily average amount of outstanding Advances exceeded 33-1/3% of the Aggregate Commitment at any time during such quarter, the Company agrees to pay to the Banks a usage fee on the daily average amount of outstanding Advances during such quarter at a rate equal to the Applicable Rate.

                         (iii)  Accrued commitment and usage fees shall be
payable quarterly in arrears on the last Business Day of each August, November, February and May, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date. For the purpose of calculating the fees under this Section 2.3(a) only, the aggregate amount of Bank Guarantees and S/L/Cs outstanding shall constitute usage of the Commitment while the aggregate amount of C/L/Cs outstanding shall not constitute usage of the Commitment. For the purpose of calculating the fees under this Section 2.3(a) only, but not for the purpose of calculating the available Commitment of each Bank, Swing Line Loans shall not constitute usage of the Commitment for any Bank for the purpose of calculating the commitment fee and will count as usage of the Aggregate Commitment for the purpose of calculating the usage fee.

                  (b) The Borrowers agree to pay (i) with respect to S/L/Cs, (A) a fee to Agent for the benefit of the Banks computed at the Applicable Rate on the maximum amount available to be drawn from time to time under such S/L/C for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C, and (B) an additional fee to the Issuing Bank for its own account computed at the rate of one-eighth of one percent (1/8 of 1%) per annum of such maximum amount for such period, which fees shall be paid annually in advance at the time such S/L/C is issued or amended, (ii) with respect to C/L/Cs, a fee to the Agent for the ratable benefit of the Banks computed at the rate of three-eighths of one percent (3/8 of 1%) per annum, which fees shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part on the amount of such C/L/C which is presented or drawn upon, in whole or in part, and (iii) with respect to Bank Guarantees, a fee to the Agent for the ratable benefit of the Banks computed at the rate of seven-eighths of one percent (7/8 of 1%) per annum on the maximum amount available to be drawn from time to time under such Bank Guarantee for the period from and including the date of issuance of such Bank Guarantee to and including the stated expiry date of such Bank Guarantee, which fee shall be paid by the Borrower in advance at three month intervals from issuance of the Bank Guarantee. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrowers further agree to pay to the Issuing Bank, on demand, such other customary and reasonable administrative fees, charges and expenses of the Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued in accordance with a schedule of fees provided by the Issuing Bank to the Company.

                  (c) The Company agrees to pay to the Agent and Banc One Capital Markets, Inc. (the "Arranger") an arrangement fee and an agency fee for their services as Agent and Arranger, respectively, under this Agreement in such amounts as may from time to time be agreed upon by the Company, the Agent and the Arranger.

         2.4      Disbursement of Advances.

                  (a) Except with respect to Swing Line Loans, a Borrower shall give the Agent notice of its request for each Advance in substantially the form of Exhibit E hereto at the principal office of the Agent and at the Applicable Administrative Office with respect to such Advance not later than 11:00 a.m. local time of the Applicable Administrative Office (i) three Eurocurrency Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Borrowing, and (ii) three Business Days prior to the date any Letter of Credit Advance is requested to be made and (iii) on the date such Advance is requested to be made if such Advance is to be made as a Floating Rate Borrowing. Such notice shall specify whether a Eurocurrency Rate Loan, Floating Rate

Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurocurrency Rate Loan, the Interest Period to be initially applicable to such Loan. With respect to Swing Line Loans, a Borrower shall give the Swing Line Bank notice of its request for each Swing Line Loan in substantially the form of Exhibit E hereto at the Applicable Administrative Office with respect to such Advance not later than 1:00 p.m. local time of the Applicable Administrative Office on the same Business Day any Swing Line Loan is requested to be made which notice shall specify whether such Borrower elects the Swing Line Rate or the Floating Rate with respect to such Swing Line Loan. The Agent, on the same day any such notice is given, shall provide notice of such requested Loan, other than any Swing Line Loan, to each Bank (which notice shall be provided by 1:00 p.m. local time of the Applicable Administrative Office with respect to Floating Rate Loans). Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in immediately available, freely transferable cleared funds, in an account maintained and designated by such Borrower. Subject to the terms and conditions of this Agreement, the Issuing Bank shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrower requesting such Letter of Credit. Notwithstanding anything herein to the contrary, the Issuing Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

                  (b) Each Bank, on the date any Loan is requested to be made, shall make its pro rata share of such Loan available in immediately available, freely transferable cleared funds for disbursement to the Borrower requesting such Loan pursuant to the terms and conditions of this Agreement at the principal office of the Agent. Unless the Agent shall have received prior notice from any Bank that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.4. If, after receiving notice of a Loan from the Agent in accordance with this Section 2.4, and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate then in effect. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as part of the related Borrowing for purposes of this Agreement and interest shall accrue from the date of the related Borrowing. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

                  (c)      All Revolving Credit Loans made under this Section
2.4 shall be evidenced by the Revolving Credit Notes and all Swing Line Loans made under this Section 2.4 shall be evidenced by the Swing Line Notes, and all such Loans shall be due and payable and bear interest as provided in Article
III. Each Bank is hereby authorized by the Borrowers to record on its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, each Borrower may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Issuing Bank has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Issuing Bank's performance of such obligations. Upon such issuance by the Issuing Bank, each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to each Bank on the date such draft or demand is honored unless a Borrower shall have satisfied its reimbursement obligation by payment to the Issuing Bank on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Issuing Bank available in Dollars in immediately available funds at the principal office of the Agent for the account of the Issuing Bank, subject to Section 9.5(b). If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent at a per annum rate equal to, in the case of the Borrower at the Floating Rate and, in the case of any Bank, the Federal Funds Rate. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall, subject to Section 3.3(a)(ii), constitute a Revolving Credit Loan by such Bank as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Borrower for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

         2.5      Conditions for First Disbursement. The obligation of each
Bank to make its first Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's and each Guarantor's state of incorporation listing all charter documents of such Borrower or such Guarantor, on file in that office and certifying as to the good standing and corporate existence of such Borrower or such Guarantor, together with copies of such charter documents of such Borrower or such Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor;

                  (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by such Borrower or such Guarantor to authorize the execution, delivery and performance by such Borrower or such Guarantor of the Loan Documents to which it is a party and the consummation by such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor;

                  (c) Incumbency Certificate. Certificates of incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower or such Guarantor in connection with the Loan Documents and the consummation by such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor;

                  (d) Notes. The Notes, duly executed on behalf of each Borrower, for each Bank;

                  (e) Security Documents. The Security Documents duly executed on behalf of each Borrower and each Guarantor granting to the Banks and the Agent and any other parties specified therein the collateral and security intended to be provided pursuant to Section 2.10, and the Intercreditor Agreement duly executed on behalf of each party thereto.

                  (f) Legal Opinions. The favorable written opinion of Robert Paver, General Counsel of the Company, and Holland & Knight, LLP, in substantially the form of Exhibit F-1 and F-2 respectively, attached hereto; and

                  (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of each Borrower and each Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of such Borrower or such Guarantor, or, if none are required, a certificate of such officer to that effect.

         2.6 Further Conditions for Disbursement. The obligation of each Bank to make any Advance (including its first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                  (a)      The representations and warranties contained in
Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Advance is made, continued or converted (both before and after such Advance is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                  (b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Advance is made, continued or converted (whether before or after such Advance is made, continued or converted); and

                  (c) In the case of any Letter of Credit Advance, the Borrower requesting such Letter of Credit Advance shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of such Borrower.

                  (d) In the case of a Letter of Credit Advance consisting of a Bank Guarantee, the Issuing Bank shall have approved the terms and conditions of such Bank Guarantee is its sole discretion.

                  Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the requesting of, the making of, and the continuation or conversion under Section 2.7 of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this
Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7      Subsequent Elections as to Borrowings. A Borrower may elect
(a) to continue a Eurocurrency Rate Borrowing, or a portion thereof, as a Eurocurrency Rate Borrowing, or (b) may elect to convert a Eurocurrency Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurocurrency Rate Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit G hereto at the principal office of the Agent and at the Applicable Administrative Office with respect to such Loan not later than 11:00 a.m. local time of the Applicable Administrative Office (i) three Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Borrowing is to be effective, (ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurocurrency Rate Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurocurrency Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall promptly provide notice of such election to the Banks. If a Borrower shall not timely deliver such a notice with respect to any outstanding Eurocurrency Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurocurrency Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

         2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurocurrency Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurocurrency Rate Borrowing pursuant to Section 2.7, (a) in the case of any Eurocurrency Rate Borrowing, deposits for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the Eurocurrency Rate will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Eurocurrency Rate Loan and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Eurocurrency Rate Borrowing or (ii) to continue such Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing or (iii) to convert a Loan to such a Eurocurrency Rate Loan, and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Eurocurrency Rate Borrowing of the affected type pursuant to Section
2.4 or a continuation of or conversion to a Eurocurrency Rate Borrowing pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.7.

         2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, (b) conversions or payments required pursuant to
Section 3.1(c) or Section 3.7, (c) Revolving Credit Loans requested as a result of the refusal of the Agent to make a Swing Line Loan, in which case the minimum amount of the Loan shall be $100,000, and (d) Revolving Credit Loans disbursed to satisfy reimbursement obligations under Letters of Credit pursuant to Section 3.3(a), each Revolving Credit Loan and each continuation or conversion pursuant to Section 2.7 shall be in a minimum amount of, with respect to Floating Rate Loans, $5,000,000 and in integral multiples of $500,000 and, with respect to Eurocurrency Rate Loans, $10,000,000 and in integral multiples of $1,000,000.

         2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Banks and the Agent, each Borrower has executed and delivered, or caused to be executed and delivered, to the Agent Security Documents granting the following:

                  (a) Pledges of all of the Capital Stock of certain Domestic Subsidiaries and 65% of all Capital Stock of certain Foreign Subsidiaries.

                  (b) Guaranties of all Domestic Borrowers and certain Domestic Subsidiaries.

         Each of the Banks hereby authorizes the Agent to enter into an Intercreditor Agreement on their behalf, whether contemporaneously with the execution of this Agreement or after the date hereof, and to serve as Collateral Agent thereunder.


                                  ARTICLE III.
                            PAYMENTS AND PREPAYMENTS

         3.1      Principal Payments.

                  (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

                  (b) The Borrowers may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that
(i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Eurocurrency Rate Loan is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement or unless Borrower pays all amounts required pursuant to Section 3.9, any Eurocurrency Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan and (iii) such prepayment shall only be permitted if a Borrower shall have given not less than one Business Days' notice thereof of such prepayment with respect to prepayment of Floating Rate Loans which shall be in a minimum aggregate amount of $2,000,000 and in integral multiples of $100,000, not less than three Eurocurrency Business Days' notice thereof with respect to prepayment of Eurocurrency Rate Loans which shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $500,000, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.9 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

                  (c) If at any time (i) the aggregate outstanding principal amount of the Revolving Credit Advances and Swing Line Loans shall exceed the Aggregate Commitments or (ii) the aggregate outstanding principal amount of the Revolving Credit Advances to any Borrower shall exceed the sublimit specified for such Borrower on Schedule 1.1, the Borrowers, in the case of clause (i) above, or the relevant Borrower, in the case of clause (ii) above, shall forthwith pay to the Banks, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Loans, provided that if any such prepayment would be in excess of the outstanding amount of the Loans, the Borrowers or the relevant Borrower, as the case may be, shall deliver cash collateral to the Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Loans and the Company hereby grants to the Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Agent.

                  (d) If, pursuant to Section 2.7, a Loan, or portion thereof, is continued, such Loan or portion thereof shall be repaid on the last day of the related Interest Period and the Agent shall readvance to the requesting Borrower the same amount as has been so repaid. For purposes of effecting the repayment required by this Section 3.1(d), the Agent shall apply the proceeds of such readvance toward the repayment of such Loan or portion thereof on the last day of the related Interest Period. On the date of each such continuation, if the aggregate principal amount of all Advances, including the Advances being continued, exceeds the Aggregate Commitment, the Borrowers shall prepay the Advances, in such order as determined by the Borrowers, in an amount such that the outstanding principal amount of all Advances does not exceed the Aggregate Commitment as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

         3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                  (a)      With respect to Revolving Credit Loans:

                           (i)  During such periods that such Loan is a Floating
Rate Loan, the Floating Rate.

                           (ii) During such periods that such Loan is an
Eurocurrency Rate Loan, the Eurocurrency Rate applicable to such Loan for each related Eurocurrency Interest Period.

                  (b) With respect to Swing Line Loans, the Swing Line Rate or Floating Rate applicable to such Loan.

         Notwithstanding the foregoing paragraphs (a) through (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) on and after an Event of Default.


         3.3      Letter of Credit Reimbursement Payments.

                  (a)      (i)   Each Borrower agrees to pay to the Banks, on
the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of

Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Issuing Bank relative thereto. Unless a Borrower shall have made such payment to the Agent on such day, upon each such payment by the Issuing Bank, subject to Section 3.3(a)(ii), the Issuing Bank shall be deemed to have disbursed to such Borrower, and such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by requesting a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loans shall, subject to Section 3.3(a)(ii), be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Borrower under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                           (ii)  If, for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(i)), Floating Rate Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) each Borrower agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of any Borrower, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Bank, the Federal Funds Rate.

                  (b) The reimbursement obligation of each Borrower under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Banks hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, any Borrower:

                           (i)   Any lack of validity or enforceability of any
Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                           (ii)  Any amendment, modification, waiver, consent,
or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                           (iii) The existence of any claim, setoff, defense or
other right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the

Issuing Bank or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                           (iv)  Any draft or other statement or document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)   Payment by the Issuing Bank to the beneficiary
under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                           (vi)  Any failure, omission, delay or lack on the
part of the Agent, the Issuing Bank or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Bank, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank, any Bank or any such party;

                           (vii) Any other event or circumstance that would, in
the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

                           No setoff, counterclaim, reduction or diminution of
any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to such Borrower against the Agent, the Issuing Bank or any Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Agent or the Issuing Bank to any Borrower pursuant to Section 9.5.

         3.4      Payment Method.

                  (a) All payments to be made by the Borrower hereunder shall be made to the Agent for the account of the Banks in Dollars in same-day funds, not later than 12:00 p.m. local time in the place specified for payment on the date on which such payment is due. Payments received after 12:00 p.m. at the place for payment shall be deemed to be payments made prior to 12:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                  (b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrowers to the Banks arising under this Agreement.

                  (c) On the day such payments are deemed received, the Agent shall promptly remit to the Banks their pro rata shares of such payments in immediately available funds their respective address in the United States specified for notices pursuant to Section 9.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to Section
2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Bank under Section 2.4 or 3.6) by the ratio which the Commitment of such Bank bears to the Aggregate Commitment.

                  (d) This Agreement arises in the context of an international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrowers hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrowers for the currency deficit.

                  (e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrowers will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent's spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrowers under this Section 3.4(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

         3.5      No Setoff or Deduction.

                  (a) All such payments shall be made free and clear of any present or future taxes or withholdings and without any set-off or counter claim or any restriction or condition or deduction whatsoever. The Borrowers shall indemnify the Agent and each Bank against any taxes or charges (other than on net overall income) which may be claimed from it in respect of the Advances or any of them or any sum payable by the Borrowers or any of them hereunder and against any costs, charges and expenses or liabilities in respect of such claim and such indemnity shall survive the termination of the Commitments.

                  (b) If at any time any Borrower is required by law or by any directive or order of any court of competent jurisdiction to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or any of the Loan Documents, such Borrower will ensure that the same does not exceed the minimum liability therefor and will (a) pay to any Bank on request such additional amount as such Bank certifies will result in the net amount received by it after all deductions being equal to the full amount which would have been receivable had there been no deduction or withholding and (b) pay forthwith to the relevant authorities the full amount of the deduction or withholding and deliver to the Agent such an official receipt, certificate or other proof evidencing the amount paid in respect of such deduction or withholding. Any additional amount paid under this sub-clause shall not be treated as interest but as agreed compensation.

                  (c) If any payment by any Borrower is made to or for the account of any Bank after deduction for or on account of tax, and additional payments are made by the Borrower then, if any Bank shall receive or be granted a credit against or remission for such tax, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to such

Borrower such amount as such Bank shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Bank to arrange its affairs in whatever manner it thinks fit and, in particular, the Banks shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Bank to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Bank certifying that the amount of such credit or remission has been received by it.

                  (d) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not less than ten Business Days after the date of this Agreement,
(i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement from the Company and any other Borrower that is not a Non-U.S. Borrower without deduction or withholding of any United States federal income taxes, or (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments from the Company and any other Borrower that is not a Non-U.S. Borrower without any deduction or withholding of United States federal income tax.

                  (e) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to subsection
(d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 3.5 with respect to taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to taxes because of its failure to deliver a form required under subsection (d), above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such taxes.

                  (f) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 3.5(g) shall survive the payment of the Bank Obligations and termination of this Agreement.

         3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.7      Additional Costs.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurocurrency Rate Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Eurocurrency Rate Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth
(i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, and (iii) a calculation in reasonable detail of the amounts requested. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, and (iii) a calculation in reasonable detail of the amounts requested. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error.

         3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurocurrency Rate Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, any Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.9, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

         3.9 Indemnification. If any Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto, (whether pursuant to Section 3.8 or Section
6.2 or otherwise), or if any Borrower fails to borrow or convert any Loan after notice has been given to the Banks in accordance with Section 2.4 or Section 2.7, the Borrowers shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such Bank under this
Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this
Section 3.9.

         3.10 Right of Banks to Fund Through Other Offices. Each Bank may perform its Commitment to fund its pro rata share of any Eurocurrency Rate Loan or, with respect to the Swing Line Bank, any Swing Line Loan to the Borrowers by causing an affiliate of such Bank to provide such funds in accordance with the terms of this Agreement. For all purposes of this Agreement, any amounts so advanced shall be deemed to have been advanced by such Bank, and the obligation of the Borrowers to repay such amounts shall be as provided in this Agreement.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower and each Guarantor represents and warrants to the Agent and the Banks that:


         4.1 Corporate Existence and Power. Each Borrower and each Guarantor is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each Borrower and each Guarantor have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's or such Guarantor's charter or by-laws, or of any material contract or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of their property is bound and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Borrower and each Guarantor party thereto enforceable against each Borrower and each Guarantor party thereto in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto (as supplemented from time to time pursuant to Section 5.2(h)) correctly sets forth the corporate name, jurisdiction of organization and ownership of each Subsidiary of each Borrower. Each Subsidiary and each corporation or other entity becoming a Subsidiary of any Borrower after the date hereof is and will be a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower's and each Guarantor's knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided would result, either individually or collectively, in any Material Adverse Effect.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the fiscal year ended August 31, 1999 and reported on by KPMG Peat Marwick, independent certified public accountants, and the interim consolidated balance sheet, statements of income, and cash flows of the Company and its Subsidiaries as of and for the three month period ended November 30, 1999, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to normal year-end adjustments). There has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole since November 30, 1999. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. Each Borrower will use the proceeds of the Loans for its general corporate purposes, including repayment of certain existing Indebtedness. No Borrower nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Borrowers and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers or the Guarantors pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of any Borrower or any Guarantor, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents.

         4.9 Taxes. Each Borrower and each of their respective Subsidiaries has filed all material tax returns (federal, state and local applicable in the United States or any foreign jurisdiction) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof except where the failure to file such returns, pay such taxes or establish such reserves would not have a Material Adverse Effect.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, a Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the material real property to the best of such Borrower's knowledge absent manifest error, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by a Borrower or any such Subsidiary material to the business or financial condition of the Borrowers and their respective Subsidiaries, taken as a whole, except for title defects that do not have a Material Adverse Effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Borrowers, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, any of their respective Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates.

         4.12 Disclosure. No report or other information furnished in writing or on behalf of any Borrower or any Guarantor to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of any Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to any Borrower or any Guarantor which has or which in the future may have (so far as any Borrower or any Guarantor reasonably can now foresee based on information currently available to such Borrower or any Guarantor) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of any Borrower in connection with the transactions contemplated hereby.

         4.13 Environmental and Safety Matters. The Borrowers and each of their respective Subsidiaries is in substantial compliance with all Environmental Laws in jurisdictions in which such Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except where the failure to comply would not have a Material Adverse Effect. No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of its knowledge, threatened against any Borrower or any of their respective Subsidiaries, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary. Neither any Borrower nor any of their respective Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.13 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in material violation of any Environmental Law.

         4.14 No Material Adverse Change. Neither any Borrower nor any of its Subsidiaries has received any notice, citation or communication of the nature referred to in Section 5.1(d)(i), except in respect of such matters as have been or are being remediated in all material respects or are being contested or remediated in good faith, and, in the case of any such matter being so contested or remediated, and as of the date of this Agreement, adequate provision for all material costs of any remediation is reflected in the financial statements referred to in Section 4.6 of this Agreement, and in respect of any such notice, citation or communication received after the date of this Agreement, will be reflected in the subsequent financial statements furnished to the Agent and the Banks pursuant to Sections 5.1(d)(ii), 5.1(d)(iii) and 5.1(d)(iv).

         4.15 No Default. Neither any Borrower nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.16 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to any Borrower or any Subsidiary would have a Material Adverse Effect.

                                   ARTICLE V.
                                    COVENANTS

         5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and all other Bank Obligations and the performance of all other obligations of the Borrowers under this Agreement, unless the Majority Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                  (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(f) and except for the dissolution of Subsidiaries that are not Significant Subsidiaries, and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, except where the failure to comply would not have a Material Adverse Effect; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any such Borrower or Subsidiary.

                  (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

                  (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                           (i)   Promptly and in any event within seven calendar
days after becoming aware of the occurrence of (A) any Event of Default or Default, or (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business and which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a Material Adverse Effect, or
(D) any material development in the business or affairs of any

Borrower or any of their respective Subsidiaries which has resulted in or which is likely, in the reasonable judgment of such Borrower, to result in a Material Adverse Effect, a statement of the chief financial officer of such Borrower setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                           (ii)  As soon as available and in any event within 45
days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the treasurer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the treasurer of the Company stating
(A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                           (iii) As soon as available and in any event within 90
days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of KPMG Peat Marwick, or other independent certified public accountants selected by the Company and acceptable to the Majority Banks, without qualifications unacceptable to the Majority Banks, together with (A) either (I) a written statement of the accountants that in making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default or Event of Default under this Agreement or (II) if they know of any Default or Event of Default, their written disclosure of its nature and status, provided that, the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default or Event of Default under this Agreement, and (B) a certificate of the treasurer of the Company stating (I) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (II) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and
(d) hereof is in conformity with the terms of this Agreement;

                           (iv)  Promptly after the sending or filing thereof,
copies of all reports, proxy statements and financial statements which any Borrower sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                           (v)   Promptly and in any event within 10 calendar
days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any Borrower, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer or any other officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that any Borrower, any of their respective

Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                           (vi)  Promptly, such other information respecting the
business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

                  (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time during normal business hours and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions and (ii) permit the Agent and any of its agents or representative to conduct a comprehensive field audit of its books, records, property and assets, which audits shall be performed once per year (unless an Event of Default has occurred in which case audits may be performed more frequently) and which audits shall be at the expense of the Borrowers. In connection with any activities of the Agent or any Bank pursuant to this Section 5.1(e), prior to any Default or Event of Default hereunder, the Agent and each of the Banks: (i) shall endeavor to give the Company three Business Days notice of any audit or visit, which visit shall be during normal business hours, and (ii) shall follow the Company's standard security procedures.

                  (f) Stamp Taxes. The Borrowers will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

                  (g) Additional Security and Collateral. (i) Cause each Domestic Subsidiary which is also a Significant Subsidiary of the Company and is not owned by a Foreign Subsidiary from time to time to execute and deliver to the Banks and the Agent, within 30 days after such person becomes a Significant Subsidiary, a Guaranty, together with other related documents described in
Section 2.5, and the Company shall pledge (or shall cause a Subsidiary to pledge) 100% of the Capital Stock of each such person becoming such a Significant Subsidiary within 30 days after such person becomes a Significant Subsidiary to the Collateral Agent for the equal and ratable benefit of the Banks, the Note Purchasers and the Senior Trustee on behalf of holders from time to time of Applicable Senior Debt Securities pursuant to the Intercreditor Agreement; (ii) cause the Significant Foreign Subsidiaries to be formed no later than 90 days after the Effective Date and promptly pledge 65% of the Capital Stock of each Significant Foreign Subsidiary to the Collateral Agent for the equal and ratable benefit of the Banks, the Note Purchasers and the Senior Trustee on behalf of holders from time to time of Applicable Senior Debt Securities pursuant to the Intercreditor Agreement, and (iii) promptly pledge 65% of the Capital Stock of each Foreign Subsidiary formed or acquired after the Effective Date as a direct Subsidiary of the Company to the Collateral Agent for the equal and ratable benefit of the Banks, the Note Purchasers and the Senior Trustee on behalf of holders from time to time of Applicable Senior Debt Securities pursuant to the Intercreditor Agreement. Each Borrower shall notify the Banks and the Agent, within 10 days after the occurrence thereof, of any person's becoming a Subsidiary. Notwithstanding anything in this Agreement to the contrary, no SPC shall be required to become a Guarantor hereunder or execute a Guaranty.

                  (h) Further Assurances. Will execute and deliver within 30 days after request therefor by the Majority Banks or the Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement and the Notes. In addition, the Company agrees to promptly deliver to the Agent and the Banks supplements to Schedule 4.4 listing any Subsidiary not listed in Schedule
4.4 hereto.

         5.2 Negative Covenants. Until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and all other Bank Obligations and the performance of all other obligations of each Borrower under this Agreement, each Borrower agrees that, unless the Majority Banks shall otherwise consent in writing it shall not:

                  (a) Fixed Charge Coverage Ratio. Permit or suffer the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than at 3.0 to 1.0; calculated as of the end of each fiscal quarter for the four immediately preceding fiscal quarters.

                  (b) Net Worth. Permit or suffer Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $486,501,000 plus (ii) 75% of the Net Cash Proceeds of Capital Stock of the Company offered or otherwise sold after the Effective Date, plus (iii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company commencing with the fiscal quarter ending February 29, 2000.

                  (c) Funded Indebtedness to Total Capitalization. Permit or suffer the ratio of Consolidated Funded Indebtedness of the Company and its Subsidiaries to Consolidated Total Capitalization of the Company and its Subsidiaries at any time to exceed 0.50 to 1.0.

                  (d) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                           (i)   The Advances;

                           (ii)  The Indebtedness described in Schedule 5.2(d)
hereto and extensions and renewals thereof, having the same terms as those existing on the date of this Agreement, but no increase in the principal amount thereof shall be permitted;

                           (iii) Indebtedness of any Subsidiary of a Borrower
owing to a Borrower or to any other Subsidiary of a Borrower;

                           (iv)  Interest rate or currency swaps, rate caps or
other similar transactions with any Bank (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination) not exceeding the aggregate amount of the Commitments;

                           (v)   The Private Placement Debt in an aggregate
principal amount not exceeding $50,000,000, and Indebtedness under the Senior Indenture and/or the Subordinated Indenture not exceeding $750,000,000 aggregate initial offering price, provided that the terms and conditions of the Applicable Senior Debt Securities have been approved by the Agent in its sole discretion, together with guaranties of such Indebtedness by Domestic Subsidiaries which are also Significant Subsidiaries;

                           (vi)  Indebtedness secured by Liens described in
Section 5.2(e)(x);

                           (vii) Indebtedness incurred as part of a Permitted
Receivables Transaction; and

                           (vii) Additional unsecured Indebtedness in an
aggregate amount not exceeding $25,000,000 at any time.

                  (e) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower or any of its Subsidiaries, other than:

                           (i)   Liens for taxes not delinquent or for taxes
being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                           (ii)  Liens (other than any Lien imposed by ERISA)
created and maintained in the ordinary course of business which are not material in the aggregate and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which a Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, and (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due;

                           (iii) Liens affecting real property which constitute
minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of a Borrower or any of its Subsidiaries;

                           (iv)  Liens existing on the date hereof upon the same
terms as the date hereof and extensions and renewals thereof, but no increase in the principal amount secured thereby shall be permitted, with each existing Lien described in Schedule 5.2(e) hereto;

                           (v)   Liens granted by any Subsidiary in favor of a
Borrower or any other Subsidiary which are subordinated to the Liens of the Agent and the Banks under the Security Documents on terms and pursuant to agreements satisfactory to the Banks;

                           (vi)  The interest or title of a lessor under any
lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of a Borrower or its Subsidiary thereunder is not delinquent;

                           (vii)  Liens in favor of the Collateral Agent for the
equal and ratable benefit of the Banks, the Note Purchasers and the Senior Trustee on behalf of the holders from time to time of Applicable Senior Debt Securities, as contemplated by the Intercreditor Agreement;

                           (viii) Liens on accounts receivable (together with
related collections and proceeds thereof, collateral insurance therefor, guaranties thereof, lockbox or other collection accounts related thereto and all records related thereto) of the Company or any Subsidiary which are transferred to a Receivables Seller and/or to a Purchaser as part of a Permitted Receivables Transaction (subject to the limitation on the amount of financing which may be provided in all such transactions as set forth in the definition of the term "Permitted Receivables Transaction" herein);

                           (ix)   Liens (other than any Lien imposed by ERISA)
created and maintained in the ordinary course of business which are not material in the aggregate and which constitute pledges or deposits to secure public or statutory obligations of a Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which a Borrower or any of its Subsidiaries is a party; and

                           (x)    Liens created to secure payment of a portion
of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by a Borrower or any of its Subsidiaries if the outstanding principal amount of the Indebtedness secured by any such Lien does not at any time exceed 100% of the purchase price paid by such Borrower or Subsidiary for such fixed asset, and the aggregate principal amount of Indebtedness secured by such Liens does not exceed $10,000,000 at any time, provided that any such Lien does not encumber any other asset at any time owned by such Borrower or Subsidiary;

                           (xi)   Liens in favor of holders from time to time of
Senior Debt Securities granted pursuant to Article 16 of the Senior Indenture.

                           (xii)  Additional Liens securing Indebtedness not in
excess of $1,000,000 at any time outstanding.

                  (f) Merger; Acquisitions; Etc. Subject to Section 5.2(i), purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the Capital Stock of or other ownership interest in any other person, nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section 5.2(f) shall not prohibit any merger, acquisition or joint venture if (i) in the case of a merger, a Borrower shall be the surviving or continuing corporation thereof,
(ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) the aggregate amount paid or payable in cash for (A) any single merger, acquisition or joint venture by any Borrower or Subsidiary does not exceed $50,000,000, and (B) all such mergers, acquisitions or joint ventures by the Borrowers and Subsidiaries after the Effective Date does not exceed $150,000,000, and (iv) prior to the consummation of any such merger or acquisition, the Company shall have provided to the Banks an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations and pro forma financial statements to demonstrate compliance with all financial covenants hereunder both before and after such merger, acquisition or joint venture has been completed), stating that such merger or acquisition complies with this Section 5.2(f) and that any other conditions under this Agreement relating to such transaction have been satisfied.

                  (g) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of, or permit any Subsidiary to sell, lease, license, transfer, assign or otherwise dispose of, all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(g) shall not prohibit (i) any such sale, lease, license, transfer, assignment or other disposition if the consolidated book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property of the Company and its Subsidiaries disposed of in any consecutive twelve-month period shall be less than 10% of the consolidated book value of the assets of the Company and its Subsidiaries as of the beginning of such twelve month period and the aggregate book value of all assets disposed of after the Effective Date shall be less than 25% of the consolidated book value of assets of the Company and its Subsidiaries at the time of any such disposition and if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing, or (ii) sales by any Borrower or any Subsidiary of accounts receivable pursuant to Permitted Receivables Transactions (subject to the limitation on the amount of financing which may be provided in all such transactions set forth in the definition of the term "Permitted Receivables Transaction" herein).

                  (h) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than the design, development and manufacturing of computer-grade electronic products.

                  (i) Investments, Loans and Advances. Except as permitted by Section 5.2(f), purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and
(ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Ratings Services, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 365 days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(i) hereto, having the same terms as existing on the date of this Agreement, together with extensions and renewals thereof, but no increase in the amount of such investment, loan or advance shall be permitted, unless otherwise permitted pursuant to clause (v) hereof, (iv) investments in, or loans and advances to, any Subsidiary (x) which was a Subsidiary prior to such investment, loan or advance, and (y) in the case of Domestic Subsidiaries, is a Guarantor or, in the case of Foreign Subsidiaries, has 65% of its Capital Stock or the Capital Stock of any direct or indirect Foreign Subsidiary parent pledged pursuant to the Security Documents, and (v) other investments, loans and advances not exceeding an aggregate amount of $25,000,000 at any time.

         (j) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except (i) in the ordinary course of business and on terms not less favorable to a Borrower or any Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate, and (ii) pursuant to or in connection with a Permitted Receivables Transaction.

         (k) Sale and Leaseback Transactions. Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by such Borrower or any of its Subsidiaries and has been or is to be sold or transferred to any other person and was, is or will be used by such Borrower or any such Subsidiary for substantially the same purpose as such property was used by the Borrower or such Subsidiary prior to such sale or transfer if the net present value of the aggregate rental obligations under any such leases or contracts (discounted at the implied interest rate of such lease or contract) exceeds 10% of the total assets of such Borrower and its Subsidiaries on a consolidated basis.

         (l) Negative Pledge Limitation. Enter into any Agreement, with any person, other than the Banks pursuant hereto, the Note Purchasers pursuant to the Note Purchase Agreement, or the Senior Indenture which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

         (m) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached in any material respect by this Agreement or any of the transactions contemplated hereby or by performance by any Borrower or any of its Subsidiaries of its obligations in connection therewith.

         (n) Accounting Changes. A Borrower shall not change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by Generally Accepted Accounting Principles and disclosed to the Banks, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Banks.

         (o) Additional Covenants. If at any time any Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Agent and the Banks. Thereupon, if the Agent shall request, upon notice to the Borrowers, the Agent and the Banks shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Private Placement Documents or the Senior Indenture not substantially provided for in this Agreement or more favorable to the holders of the Private Placement Debt or the Senior Notes issued in connection therewith, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

         (p) Foreign Subsidiaries. After a date 150 days after the Effective Date, permit any Foreign Subsidiary to exist which is not a Significant Foreign Subsidiary, a Subsidiary of a Significant Foreign Subsidiary, or a Subsidiary 65% of the Capital Stock of which has been pledged to the Collateral Agent for the equal and ratable benefit of the Banks, the Note Purchasers and the Senior Trustee on behalf of holders from time to time of Applicable Senior Debt Securities.

         (q) Dividends and Other Restricted Payments. At any time when the long-term debt rating of the Company as assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services is less than investment grade, make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of shares of its Capital Stock (together with any dividend or other distribution, "Distributions") other than (i) Distributions to the extent payable solely in shares of Capital Stock of the Company and (ii) Distributions by Subsidiaries of the Company, if the aggregate amount of such Distributions (excluding consideration paid in other Capital Stock of the Company but including any such Distribution then being paid or authorized) from and after the Effective Date would exceed 20% of the Net Worth of the Company at such time.

         (r) Permitted OEM Divestiture Purchases. Acquire, or permit any Subsidiary to acquire, all or any substantial portion of a division, line of business or separate facility of any other person, or make any similar purchase or acquisition, other than (i) mergers and acquisitions permitted pursuant to
Section 5.2(f), and (ii) Permitted OEM Divestiture Purchases for which the aggregate consideration paid or payable does not exceed $250,000,000 individually or, together with all other Permitted OEM Divestiture Purchases after the Effective Date, $500,000,000.

                                  ARTICLE VI.
                                    DEFAULT


         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Majority Banks pursuant to Section 9.1:

                  (a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes; or

                  (b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for five days; or

                  (c) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.2 hereof; or

                  (e) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 calendar days after written notice thereof shall have been given to the Company by the Agent (or such longer or shorter period of time as may be specified in any Security Document); or

                  (f) Cross Default. Any Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or any Borrower, any Guarantor or any of their respective Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto and such Borrower, such Guarantor or such Subsidiary has been notified by the creditor of such default; and the effect of any such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of such Borrower, such Guarantor or such Subsidiary; or

                  (g) Judgments. One or more final unappealable judgments or orders for the payment of money in an aggregate amount of $10,000,000 shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or would cause a Material Adverse Effect; or

                  (h) ERISA. The occurrence of a Reportable Event that results in or would result in material liability of any Borrower, any Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which would constitute grounds for termination of any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the any Borrower, any Subsidiary of any Borrower, any of their ERISA Affiliates, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in

Section 4001(9a)(2) of ERISA; or any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Majority Banks; or

                  (i) Insolvency, Etc. Any Borrower or any Guarantor shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any Guarantor, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower or any Guarantor and is being contested by such Borrower in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or such Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (j) Loan Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any provision of
Article VIII hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

                  (k) Change of Control. The Company shall experience a Change of Control. For purposes of this Section 6.1(k), a "Change of Control" shall occur if during any twelve-month period (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of the Company that were outstanding as of the date of this Agreement and (ii) a majority of the board of directors of the Company shall cease for any reason to consist of individuals who as of a date twelve months prior to any date compliance herewith is determined were directors of the Company.

         6.2      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may, with the consent of the Majority Banks, and, upon being directed to do so by the Majority Banks, shall by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Banks and the Agent.

                  (b) The Agent may, with the consent of the Majority Banks, and, upon being directed to do so by the Majority Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes, any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or any other Loan Document or in aid of the exercise of any power granted in this Agreement or any other Loan Document.

                  (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of each Borrower now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Borrowers hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of each Borrower under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

         6.3 Distribution of Proceeds of Collateral. Subject to the terms of the Intercreditor Agreement, all proceeds received by the Agent pursuant to the Security Documents for application to the Bank Obligations or any payments on any of the liabilities secured by the Security Documents received by the Agent or any Bank upon and during the continuance of any Event of Default shall be allocated and distributed as follows:

                  (a) First, to the payment of all costs and expenses, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

                  (b) Second, to the payment of all costs, expenses and fees, including without limitation, commitment fees and attorneys fees, owing to the Banks pursuant to the Bank Obligations on a pro rata basis in accordance with the Bank Obligations consisting of fees, costs and expenses owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

                  (c) Third, to the Banks on a pro rata basis in accordance with the Bank Obligations consisting of interest owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

                  (d) Fourth, to the Banks on a pro rata basis in accordance with the Bank Obligations consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit) owing to the Banks under the Bank Obligations, for application to payment of such liabilities;

                  (e) Fifth, to the payment of any and all other amounts owing to the Banks on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Banks, for application to payment of such liabilities; and

                  (f) Sixth, to the Borrowers or such other person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Bank shall be delivered by the Agent to such Defaulting Bank. Instead, such payments shall, for so long as such Defaulting Bank shall be a Defaulting Bank, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                           (i)      First, if applicable to any payments due
from such Defaulting Bank to the Agent; and

                           (ii)     Second, to Loans required to be made by
such Defaulting Bank on any borrowing date to the extent such Defaulting Bank fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Advances (other than those owing to a Defaulting Bank), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Bank, pro rata in proportion to amounts that would be due to each Defaulting Bank but for the fact that it is a Defaulting Bank.

         6.4 Letter of Credit Liabilities. For the purposes of payments and distributions under Section 6.3, the full amount of Bank Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Banks on account of such Bank Obligations under such Letter of Credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Bank Obligations and then as security for all other Bank Obligations and the amount so deposited shall be applied to the Letter of Credit Bank Obligations at such times and to the extent that such Letter of Credit Bank Obligations become absolute liabilities and if and to the extent that the Letter of Credit Bank Obligations fail to become absolute Bank Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Bank Obligations in the order provided in Section 6.3. Each Borrower hereby grants to the Agent, for the benefit of the Banks, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Bank Obligations as set forth above.

                                  ARTICLE VII.
                            THE AGENT AND THE BANKS


         7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

         7.2 Agent and Affiliates. The Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. Bank One and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the written instructions of the Majority Banks and may request instructions from the Majority Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Majority Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or applicable law.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give prompt written notice thereof to the Banks.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Majority Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or the Notes or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Guarantor of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation reasonable fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

         7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Company and the Majority Banks shall, by an instrument in writing delivered to the Banks and the Agent, appoint a successor, which shall be a Bank or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Company and the Majority Banks is made and accepted, which temporary successor must also meet the standards set forth in the preceding sentence. Any successor to the Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly notify the Agent and purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees and arrangement fees payable pursuant to Section 2.3(d) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any other transactions with any Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


                                 ARTICLE VIII.
                                    GUARANTY


         As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Banks and the Agent as follows:

         8.1      Guarantee of Obligations.

                  (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of each Borrower to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowers hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of each Borrower, (iii) guarantees the prompt and complete payment of all obligations and performance of all covenants of any Borrower under any interest rate or currency swap agreements or similar transactions with any Bank, and (iv) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                  (b) If for any reason any duty, agreement or obligation of any Borrower contained in this Agreement shall not be performed or observed by any Borrower as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any Borrower may have or assert, and regardless of any other condition or contingency.

         8.2 Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Borrower before demanding payment under or seeking to enforce the obligations of any Guarantor hereunder, (b) covenants that the obligations of each Guarantor hereunder will not be discharged except by complete performance of all obligations of the Borrowers contained in this Agreement, the Notes and the other Loan Documents, (c) agrees that the obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement, the Notes or any other Loan Document, or any limitation on the liability of any Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with this Agreement, the Notes or any other Loan Document, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of any Guarantor hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Banks or the Agent which may be required to be returned to any Borrower or to its representative or to a trustee, custodian or receiver for any Borrower.

         8.3 Nature of Guaranty. The obligations of each Guarantor hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

         8.4 Obligations Absolute. The obligations, covenants, agreements and duties of each Guarantor under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of such Guarantor: (a) an assignment or transfer, in whole or in part, of the Advances made to any Borrower or of this Agreement or any Note although made without notice to or consent of such Guarantor, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by any Borrower of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by any Borrower of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by any Borrower of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrower set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of any Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the merger or consolidation of any Borrower or the Guarantors with any other person, or (g) the release of discharge of any Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or
(h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder.

         8.5 No Investigation by Banks or Agent. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Banks and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

         8.6 Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from such Guarantor under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         8.7 Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of any Borrower to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrower to the Banks and the Agent. Each Guarantor waives any right of subrogation to the rights of any Bank or the Agent against any Borrower or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of any Borrower, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

         8.8 Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or the Notes; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or any Borrower under this Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

         8.9      Joint and Several Obligations; Contribution Rights.

                  (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Guarantors hereunder are joint and several.

                  (b) If any Guarantor makes a payment in respect of the Guaranteed Obligations it shall have the rights of contribution set forth below against the other Guarantors; provided that such Guarantor shall not exercise its right of contribution until all the Guaranteed Obligations shall have been finally paid in full in cash. If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantor in respect of the Bank

Obligations shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

         For purposes hereof, the "Payment Share" of each Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to such Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Guarantor), and the denominator of which is the aggregate net worth of all Guarantors on such effective date.

                  (c) It is the intent of each Guarantor, the Agent and the Banks that each Guarantor's maximum Guaranteed Obligations shall be in, but not in excess of:

                           (i)      in a case or proceeding commenced by or
against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii)     in a case or proceeding commenced by or
against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

                           (iii)    in a case or proceeding commenced by or
against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                  (d) The Guarantors acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Guarantor expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.


                                  ARTICLE IX.
                                 MISCELLANEOUS


         9.1      Amendments, Etc.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on or the rate at which interest accrues on, the Notes or any installment thereof or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitment of any Bank set forth on the signature pages hereof (except as provided in Section 9.6(i)) or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Majority Banks, (iii) amend or modify the Guaranty (other than any amendment solely for the purpose of adding or deleting a Borrowing Subsidiary) or provide for the release or discharge of any Guarantor's obligations under the Guaranty, (iv) provide for the release of any material portion of the collateral subject to any Security Document, (v) amend, modify or waive any other provision hereof requiring consent of all of the Banks or (vi) increase the principal amount of the Swing Line Facility.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Majority Banks at any time when any Bank is in default under this Agreement, the Commitments and Advances of such defaulting Banks shall be disregarded.

         9.2      Notices.

                  (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers in care of the Company at 10560 9th Street North, St. Petersburg, Florida, 33716, Attention: Chief Financial Officer, Facsimile No. (813) 579-8529, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

                  (b) Notices by a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Borrowers.

                  (c) Any notice to be given by a Borrower to the Agent pursuant to Sections 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by a Borrower must be immediately confirmed in writing in the manner provided in
Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         9.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or any Guaranty or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes or such Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

         9.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.7, 3.9 and
9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments for a period of one year from such repayment or termination.

         9.5      Expenses.

                  (a) Each of the Borrowers agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees, without premium, and expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable by the Agent or any Bank in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities of the Agent and the Banks with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Banks (including without limitation reasonable fees and expenses of counsel, including without limitation counsel who are employees of the Agent or the Banks, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                  (b) Each of the Borrowers hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, their affiliates and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank, the Issuing Bank nor the Agent, their affiliates or any of their respective officers, directors, employees or agents shall be liable or responsible for:
(i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the Banks, the Issuing Bank and the Agent and such other persons, and the Issuing Bank shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any Borrower which were caused by (A) the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Issuing Bank. It is understood that in making any payment under a Letter of Credit, the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Issuing Bank in connection with such payment. It is further acknowledged and agreed that a Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Issuing Bank is alleged to be liable and it shall be a precondition of the assertion of any liability of the Issuing Bank under this Section that such Borrower shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                  (c) Each of the Borrowers hereby indemnifies and agrees to hold harmless the Banks and the Agent, their affiliates and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

                  (d) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each of the Borrowers hereby indemnifies, exonerates and holds the Agent, each Bank, their affiliates and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                           (i)      any transaction financed or to be financed
in whole or in part, directly or indirectly, with the proceeds of any Advance;

                           (ii)     the entering into and performance of this
Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including without limitation any action brought by or on behalf of any Borrower as the result of any determination by the Majority Banks not to fund any Advance);

                           (iii)    any investigation, litigation or proceeding
related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of any portion of the stock or assets of any person, whether or not the Agent or such Bank is party thereto;

                           (iv)     any investigation, litigation or proceeding
related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Borrower or any of its Subsidiaries of any Hazardous Material; or

                           (v)      the presence on or under, or the escape,
seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by any Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of any Borrower conducted subsequent to a foreclosure on such property solely by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each of the Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

         9.6      Successors and Assigns; Additional Banks.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrowers.

                  (b) Any Bank may, without the prior consent of the Company or the Agent sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Bank's Commitment and rights and benefits under this Agreement and the other Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and
(v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

                  (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                  (d) Each Bank may, with the prior consent of the Company and the Agent, (in both cases, which consents shall not be unreasonably withheld and, in the case of the Company, may not be withheld upon the occurrence and during the continuance of an Event of Default) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution or to another Bank all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit H hereto.

                  (h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this
Section 9.6.

                  (i) Notwithstanding anything in this Agreement to the contrary, the total amount of the Commitments may be increased from time to time to an amount not to exceed $500,000,000 with the consent of the Company and the Majority Banks, through one or more Additional Banks (as hereinafter defined) or increases in the Commitments of one or more existing Banks, or any combination thereof, provided that no Bank's commitment shall be increased without its consent. In connection with any such increase in the Commitments, the Company and the Agent may from time to time designate additional financial institutions (the "Additional Banks") to be parties to this Agreement and to become a Bank hereunder upon the execution and delivery to the Agent by each such Additional Bank and the Company of an Assumption Agreement in the form of
Exhibit I hereto (an "Assumption Agreement"). Any Additional Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (a) it shall execute and deliver to the Agent an Assumption Agreement, (b) it shall make Revolving Credit Advances to the Borrowers in the principal amount which bears the same ratio to the amounts of the Revolving Credit Advances of the other Banks then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Banks, and (c) a copy of such Assumption Agreement and evidence satisfactory to the Agent of the making of such Revolving Credit Advances shall be furnished to the Banks, together with a schedule showing the Commitment amount of each Bank and the new percentage of Commitments of each Bank. In connection with any such increase in the total Commitments whether through Additional Banks and/or increases in the Commitments of existing Banks, the Borrowers, (x) the Banks and the Agent shall execute and deliver such other agreements, instruments and documents, including without limitation, new Revolving Credit Notes reflecting the Commitment amount of each Bank going forward, and amendments to this Agreement, as may be reasonably be requested to give effect to and evidence such increase and (y) the Agent shall reallocate any outstanding Revolving Credit Advances and the Borrowers agree to make any payments owing to any Bank under Section 3.9 as a result of such reallocation.

                  (j) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

                  (k) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Notes or the transactions contemplated hereby shall be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and each Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints Chris Lewis, whose address is set forth in
Section 9.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrowers or by the mailing thereof by registered or certified mail, postage prepaid to the Borrowers at the address set forth in Section 9.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrowers or property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         9.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         9.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         9.11 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower and the other Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement or the Notes in any other jurisdiction.

         9.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         9.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank's Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Bank have been paid in full.

         9.14     Joint and Several Obligations; Contribution Rights; Savings
Clause.

                  (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Domestic Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

                  (b) If any Borrower makes a payment in respect of the Bank Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that no Borrower shall exercise its right of contribution until all the Bank Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

                  For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Bank Obligations received by such Borrower plus (b) the product of (i) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Bank Obligations attributed to such Borrower pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

                  (c) It is the intent of each Borrower, the Agent and the Banks that each Borrower's maximum Bank Obligations shall be, but not in excess of:

                           (i)      in a case or proceeding commenced by or
against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii)     in a case or proceeding commenced by or
against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code;

                           (iii)    in a case or proceeding commenced by or
against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                  (d) The Domestic Borrowers acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Domestic Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

                  (e) The joint and several obligations of the Domestic Borrowers described in this Section 9.14 shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Bank Obligations, this Agreement, any Note or any other Loan Document, except to the extent any such amendment, assignment, transfer or modification specifically relates to the matters set forth in Section 9.14; (ii) any extension, indulgence, increase in the Bank Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Bank Obligations, or any acceptance of security for, or guaranties of, any of the Bank Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (iii) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Bank Obligations;
(v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of Capital Stock of any Borrower; (vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Bank Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent, or the Bank or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the

Borrowers and that it is not relying on the Agent or the Banks to provide such information either now or in the future.

                  9.15     Waivers, Etc. Each Borrower unconditionally waives:
(a) notice of any of the matters referred to in Section 9.14(e) above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent, or the Bank, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by the Agent, or the Bank of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Agent, or the Bank, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower;
(e) any right to notice of the disposition of any security which the Agent, or the Bank may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (f) all errors and omissions in connection with the Agent, or the Bank's administration of any of the Bank Obligations, any of the Loan Documents', or any other act or omission of the Agent, or the Bank which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Agent, or the Bank. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

                  9.16 Relationship of this Agreement to the Prior Loan Agreement. This Agreement shall become effective on the Effective Date. On the Effective Date, the outstanding Advances shall be considered a part of the Advances under this Agreement for all purposes, as if made in accordance with and pursuant to the terms of this Agreement. On and after the Effective Date,
(i) no further fees shall accrue to the Agent or Banks under the Prior Loan Agreement and all fees accrued to (but excluding) the Effective Date under such agreement shall constitute accrued fees hereunder and be payable in accordance with the terms hereof and (ii) the rights and obligations of the parties hereto shall be governed solely by this Agreement, except in respect of any rights or obligations arising prior to the Effective Date and which shall survive the Effective Date, and except that each Borrower hereby reaffirms, and is hereby deemed to make as of the Effective Date under and as defined in the Prior Loan Agreement, all representations and warranties made as of the Effective Date under and as defined in the Prior Loan Agreement, to the extent not otherwise modified by this Agreement. All of the Advances and other Bank Obligations are a continuation of, or replace and refund, as the case may be, the "Advances" and "Bank Obligations" under and as defined in the Prior Loan Agreement, and all Advances shall be entitled to, and are secured by, the same collateral with the same priority, as the "Advances" and other "Bank Obligations" under and as defined in the Prior Loan Agreement. This Agreement amends and restates in full the terms and provisions of the Prior Loan Agreement and is not intended to constitute a novation or satisfaction of or a renunciation or cancellation or other discharge or the indebtedness and other liabilities and obligations created under and evidenced by the Prior Loan Agreement.

                  9.17 Waiver of Jury Trial. The Borrowers, the Banks and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Loan Document or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Borrower, any Bank nor the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.





                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above, but to be effective as of on the 7th day of April, 2000, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                                          JABIL CIRCUIT, INC.


                                          By:
                                             ----------------------------------
                                                 John Patrick Redmond, Jr.
                                          Its: Controller

                                          JABIL CIRCUIT, INC.


                                          By:
                                             ----------------------------------
                                                 John Patrick Redmond, Jr.
                                          Its: Lawful Agent

Address for Notices:                      BANK ONE, NA, (Main office Chicago)
                                          as a Bank and as Agent

1 Bank One Plaza, 10th Floor
Chicago, Illinois  60670                  By:
Attention:      Kristen Hertel               ----------------------------------
Facsimile No.: (312) 732-5435             Print Name:
Telephone No.: (312) 732-7894                        --------------------------
                                          Its:
Commitment Amount: $45,000,000                ---------------------------------

Initial Percentage
  of Commitments: 9.0%

Address for Notices:                      SUNTRUST BANK, as a Bank and
                                          as Syndication Agent
303 Peachtree Street N.E.
3rd Floor MG 1930                         By:
Atlanta, GA 30308                            ----------------------------------
Attention: Frank A. Coe,                  Print Name:
           Corporate Banking Division                --------------------------
                                          Its:
Facsimile No.: (404) 658-4905                 ---------------------------------
Telephone No.: (404) 658-4910

Commitment Amount: $40,000,000

Initial Percentage
  of Commitments:  8.0%

Address for Notices:                      ABN AMRO BANK N.V.

208 South LaSalle, Suite 1500
Chicago, IL 60604-1003                    By:
Attention:     Credit Administration         ----------------------------------
Facsimile No.: (312) 992-5111             Print Name:
Telephone No.: (312) 992-5110                        --------------------------
                                          Its:
Commitment Amount: $32,500,000                ---------------------------------

Initial Percentage
  of Commitments:  6.5%

Address for Notices:                      BANK OF AMERICA, NA
                                          as Successor in Interest to
Mail Code: CA5-705-41-01                  NationsBank, N.A.
555 California St., 41st Fl
San Francisco, CA 94104                   By:
Attention:     Jim Johnson,                  ----------------------------------
               Managing Director          Print Name: Kevin McMahon
Facsimile No.: (415) 622-4585                        --------------------------
Telephone No.: (415) 622-6177             Its:  Managing Director
                                              ---------------------------------
Commitment Amount: $32,500,000

Initial Percentage
  of Commitments:  6.5%

Address for Notices:                      FLEET NATIONAL BANK

100 Federal Street
Boston, MA  02110                         By:
Attention:     Lynn Schade                   ----------------------------------
Facsimile No.: (617) 434-0819             Print Name:
Telephone No.: (617) 434-7736                        --------------------------
                                          Its:
Commitment Amount: $32,500,000                ---------------------------------

Initial Percentage
  of Commitments:  6.5%

Address for Notices:                      BAYERISCHE HYPO-und VEREINSBANK AG,
                                          New York Branch
150 East 42nd Street
New York, NY 10017                        By:
Attention:     Marianne Weinzinger           ----------------------------------
Facsimile No.: (212) 672-5530             Print Name:
Telephone No.: (212) 672-5352                        --------------------------
                                          Its:
Commitment Amount: $32,500,000                ---------------------------------

Initial Percentage
  of Commitments:  6.5%                   By:
                                             ----------------------------------
                                          Print Name:
                                                     --------------------------
                                          Its:
                                              ---------------------------------

Address for Notices:                      THE ROYAL BANK OF SCOTLAND plc

88 Pine Street                            By:
Wall Street Plaza, 26th Fl                   ----------------------------------
New York, NY                              Print Name:
Attention:     Scott Barton                          --------------------------
Facsimile No.: (212) 480-0791             Its:
Telephone No.: (212) 269-1706                 ---------------------------------

Commitment Amount: $32,500,000

Initial Percentage
  of Commitments:  6.5%

Address for Notices:                      COMERICA BANK

500 Woodward Avenue                       By:
Detroit, Michigan  48226                     ----------------------------------
Attention:     Marty Ellis                Print Name:
                                                     --------------------------
Facsimile No.: (313) 222-3330             Its:
Telephone No.: (313) 222-6122                 ---------------------------------

Commitment Amount: $27,500,000

Initial Percentage
  of Commitments: 5.5%

Address for Notices:                      U.S. BANK NATIONAL ASSOCIATION

101 South Capitol Blvd.,  Suite 807       By:
Boise, ID 83702                              ----------------------------------
Attention:     James Henken               Print Name:
Facsimile No.: (208) 383-7563                        --------------------------
Telephone No.: (208) 383-7823             Its:
                                              ---------------------------------
Commitment Amount: $27,500,000

Initial Percentage
  of Commitments:  5.5%

Address for Notices:                      BANKATLANTIC

100 N. Biscayne Blvd.  2nd Floor          By:
Miami, FL 33132                              ----------------------------------
Attention:     Ana C. Bolduc,             Print Name:
               Sr. Vice President                    --------------------------
Facsimile No.: (305) 377-0599             Its:
Telephone No.: (305) 577-6119  ex 275         ---------------------------------

Commitment Amount: $22,500,000

Initial Percentage
  of Commitments:  4.5%

Address for Notices:                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:     Thomas Fennessey,          By:
               Vice President                ----------------------------------
Facsimile No.: (212) 782-6440             Print Name:
Telephone No.: (212) 782-4221                        --------------------------
                                          Its:
Commitment Amount: $22,5000,000               ---------------------------------

Initial Percentage
  of Commitments:  4.5%

Address for Notices:                      BANQUE NATIONALE de PARIS

333 Clay Street, Suite 3400               By:
Houston, Texas  77002                        ----------------------------------
Attention:     John Stacy, Sr.            Print Name:
               Vice President                        --------------------------
                                          Its:
Facsimile No.: (713) 659-1414                 ---------------------------------
Telephone No.: (713) 951-1222

Commitment Amount: $22,500,000

Initial Percentage
  of Commitments:  4.5%

Address for Notices:                      THE DAI-ICHI KANGYO BANK, LTD.,
                                          New York Branch
One World Trade Center
Suite #4911                               By:
New York, NY 10048                           ----------------------------------
Attention:     Anne Marie Heverin         Print Name:
Facsimile No.: (212) 524-0579                        --------------------------
Telephone No.: (212) 432-8741             Its:
                                              ---------------------------------
Commitment Amount: $22,500,000

Initial Percentage
  of Commitments:  4.5%

Address for Notices:                      DRESDNER BANK LATEINAMERIKA, AG
                                          Miami Agency
801 Brickell Avenue, Suite 1100
Miami, FL 33131                           By:
Attention:     Alan Hills                    ----------------------------------
Facsimile No.: (305) 810-4059             Print Name:
Telephone No.: (305) 810-3917                        --------------------------
                                          Its:
Commitment Amount: $22,500,000                ---------------------------------

Initial Percentage
  of Commitments:  4.5%                   By:
                                             ----------------------------------
                                          Print Name:
                                                     --------------------------
                                          Its:
                                              ---------------------------------

Address for Notices:                      UNICREDITO ITALIANO

375 Park Avenue, 2nd Floor               By:
New York, NY 10152                          ----------------------------------
Attention:     Charles Michael           Print Name:
Facsimile No.: (212) 546-9665                       --------------------------
Telephone No.: (212) 546-9604            Its:
                                             ---------------------------------
Commitment Amount: $22,500,000

Initial Percentage                       By:
  of Commitments:  4.5%                     ----------------------------------
                                         Print Name:
                                                    --------------------------
                                         Its:
                                             ---------------------------------

Address for Notices:                      WACHOVIA BANK, N.A.

191 Peachtree Street, N.E. 29th Fl.
Atlanta, GA 30303                         By:
Attention:     William McCamey,              ----------------------------------
               Vice President             Print Name:
Facsimile No.: (404) 332-5016                        --------------------------
Telephone No.: (404) 332-_____            Its:
                                              ---------------------------------
Commitment Amount: $22,500,000

Initial Percentage
  of Commitments:  4.5%

Address for Notices:                      FIRST COMMERCIAL BANK,
                                          New York Agency
Two World Trade Center
Suite 7868                                By:
New York, NY 10048                           ----------------------------------
Attention:     Jeffrey Wang               Print Name:
Facsimile No.: (212) 432-7250                        --------------------------
Telephone No.: (212) 432-6590             Its:
                                              ---------------------------------
Commitment Amount: $15,000,000

Initial Percentage
  of Commitments:  3.0%

Address for Notices:                      THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION
311 S. Wacker Drive, Suite 6300
Chicago, IL 60606                         By:
Attention:     Prach Waranimman,             ----------------------------------
               Asst. Vice President       Print Name:
                                                     --------------------------
Facsimile No.: (312) 663-0863             Its:
Telephone No.: (312) 408-6015                 ---------------------------------

Commitment Amount: $15,000,000

Initial Percentage
  of Commitments:  3.0%

Address for Notices:                      BANK HAPOALIM B.M.

225 North Michigan Avenue, Suite 900
Chicago, IL 60601                         By:
Attention:     Lawrence K. Rocca,            ----------------------------------
               Vice President             Print Name:
Facsimile No.: (312) 228-6490                        --------------------------
Telephone No.: (312) 228-6410             Its:
                                              ---------------------------------
Commitment Amount: $10,000,000

Initial Percentage                        By:
  of Commitments:  2.0%                      ----------------------------------
                                          Print Name:
                                                     --------------------------
                                          Its:
                                              ---------------------------------